UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-53600

Date of Report: April 4, 2012

CHINA YCT INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-2954561
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

c/o Shandong Spring Pharmaceutical Co., Ltd Economic Development Zone Gucheng Road Sichui County Shandong Province PR China	273200
(Address of principal executive offices)	(Zip Code)

86-537-4268278

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Statements in this Form 8-K pertaining to pending acquisitions or future borrowings are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform act of 1995.  These forward-looking statements are based on our current expectations only and are subject to uncertainties that may cause actual results to differ materially.  Factors that could affect actual results include but are not limited to our ability to successfully complete our pending acquisition of Qwest, changes in economic or industry conditions, changes in the capital markets or our access thereto, changes in our cash flows or financial position, and the other factors or risks described in our reports filed with the Securities and Exchange Commission.  We cannot assure you that we will timely complete our pending Qwest acquisition or be able to utilize our new credit facility on the terms currently envisioned.  You should not place undue reliance on our forward-looking statements, which speak only as of the date of this report.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 4, 2012, the audit committee of the board of directors (the “Committee”) of China YCT International Group, Inc. (the “Company” or “we”) concluded that the audited financial statements for the year ended March 31, 2011, included in the Company’s Annual Reports on Form 10-K, and the interim unaudited financial statements for the quarters ended June 30, 2011, September 31, 2011 and December 31, included in the Company’s Quarterly Reports on Form 10-Q for such periods could no longer be relied upon.

The conclusion relates to correcting the accounting treatment of the acquisition of a patent owned by the Company. On February 28, 2011, we acquired a US patent which was accounted for as an acquisition of an asset. However, we recognized as part of the patent’s value the contingent consideration in the form of additional common stock that could be issued to the seller of the patent. Therefore, we overstated the fair value of the patent as recorded as the value for the Company’s intangible assets on the balance sheets for the periods ended March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011. We estimate that the value of the intangible assets will be reduced in a range of approximately $23,000,000 for the fiscal year ended March 31, 2011 to $18,500,000 for the quarter ended December 31, 2011. As a result of the reduction attributed to the value of the patent, the Company’s amortization expense for these periods will also be reduced. The Company has not yet finalized the amount of the reduction in the value of the intangible assets or the amortization expense.

The Committee arrived at this determination based on a discussion with management. The Committee and management also discussed the matters disclosed in this filing with GZTY CPA Group, LLC, the Company’s independent registered public accounting firm.

The Company anticipates that within a week of finalizing the amounts of the revisions to the financial statements, the Company will restate its financial statements for the foregoing dates and periods, which restatements will be reflected in the restated financial statements to be contained in an amended Form 10-K for the fiscal year ended March 31, 2011 and in an amended Form 10-Q for the periods June 30, 2011, September 30, 2011, and December 31, 2011 as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China YCT International Group, Inc.

Dated: April 9, 2012	By: /s/ Yan Tinghe
Yan Tinghe
Chief Executive Officer